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                                                      EXHIBIT 10.25




                                    AGREEMENT

            This Agreement, dated as of this 2nd day of January, 1997, by and between KEQ Partners I ("KEQ"), a New York general partnership having an address at 1675 Broadway, New York, New York, and QuietPower Systems, Inc. ("QPS"), a Delaware corporation having an office at 1675 Broadway, New York, New York;

                              W I T N E S S E T H:

            WHEREAS, QPS is a subtenant of Kalkines, Arky, Zall & Bernstein LLP ("KAZB"); and

            WHEREAS, QPS owes KAZB an amount (the "Agreed Amount") for cash disbursements advanced equal to $73,460.18 (the obligation of QPS to KAZB in respect to the Agreed Amount is referred to herein as the "Claim"); and

            WHEREAS, KAZB has distributed its right to the Claim to its equity partners as of January 1, 1997 (in proportion to their respective shares of such Claim) who have in turn contributed the Claim to KEQ in exchange for general partnership interests in KEQ; and

            WHEREAS, QPS has authorized for issuance shares of its common stock and five year warrants to acquire common stock at $2.50 per share in units (the "Units) of one share of common stock and a warrant to acquire one share of common stock; and

            WHEREAS, KEQ and QPS wish to settle the Claim by the issuance by QPS to KEQ of an aggregate number of 14,692 Units;

            NOW THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and wishing to be legally bound hereby, the parties hereto agree as follows:

            1. Issuance of Units.

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            (a) QPS hereby issues to KEQ an aggregate number of 14,692 Units in satisfaction of the Claim. KEQ accepts the Units in satisfaction of the Claim on and subject to the terms hereof.

            (b) KAZB is executing this Agreement at the foot hereof to acknowledge that it has distributed the Claim to its equity partners, and that it has no further right, title or interest to the Claim, and that its claims against QPS have been reduced by the Agreed Amount. Nothing herein constitutes a release by KAZB or an acknowledgment of any satisfaction of any claims of KAZB against QPS other than to the extent of the Agreed Amount.

            2. Representations and Warranties.

            (a) QPS represents and warrants that the Units have been duly and validly authorized and represent validly issued, fully paid and non-assessable shares of common stock and warrants to purchase common stock, as contemplated hereby.

            (b) QPS warrants that the shares of common stock issued hereunder, together with the shares of common stock issuable upon exercise of the warrants issued to KEQ as contemplated hereby, represent not less than 0.68% of the total number of shares of Common Stock of QPS outstanding as of the date hereof on a fully-diluted basis.

            (c) KEQ represents and warrants that each of its general partners is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended, and that it is acquiring the Units for investment purposes only and not with a view to the resale or other distribution thereof.

            3. Certificates.

            Simultaneously herewith, QPS is issuing, executing, authenticating and delivering to KEQ certificates representing the common stock and the warrants making up the Units in form and substance substantially identical to those issued to third party purchasers of common stock and warrants.

            4. Restrictions on Transferability.


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            KEQ recognizes that the Units represent "restricted securities" as such term is defined in Rule 144 promulgated under the Securities Exchange Act of 1934, as amended, which may not be transferred absent compliance with the provisions of such act and other applicable law. QPS and KEQ further acknowledge that the Units have no ready market and represent minority interests in QPS with no special voting or other rights not accorded to holders of common stock and warrants of QPS generally.

            5. Further Assurances.

            The parties hereto undertake to execute and deliver such other and further documentation as may be necessary in the


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reasonable judgment of either of them to further confirm the transactions contemplated hereby.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 2nd day of January, 1997.

                                          KEQ Partners I


                                          By:
                                             -----------------------------------
                                             Steven M. Polan, General Partner

                                          QuietPower Systems, Inc.


                                          By:
                                             -----------------------------------

Acknowledged for the purposes
of Section 1(b):

Kalkines, Arky, Zall & Bernstein LLP


By:
   ---------------------------------
   Steven M. Polan, Managing Partner


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